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EXHIBIT 10.9

                              CONSULTING AGREEMENT
                              --------------------

THIS CONSULTING AGREEMENT is made and entered into as of March 6, 2001 by and between New Visual Entertainment, Inc., a Utah corporation ("Company") and STRATEGICA SERVICES CORPORATION, a Florida corporation ("Strategica").

                                WITNESSETH THAT:
                                ----------------

         WHEREAS, the Company desires to engage Strategica as a consultant for advice regarding the Company's financial and capital structure; and

         WHEREAS, Strategica is willing to provide such services to the Company for a fee; and

         WHEREAS, the parties hereto desire to enter into this Agreement upon the terms and conditions hereinafter set forth, and

         WHEREAS, the persons signing below are duly authorized to do so on behalf of Company and its directors and shareholders, as applicable, and this agreement is binding upon such persons and entities.

         NOW, THEREFORE, in consideration of the premises and the agreements and other consideration contained herein, the sufficiency of which is hereby expressly acknowledged, the parties hereby agree as follows:

         1. SERVICES. Strategica agrees to provide certain financial advice and services as relates to the Company's financial and capital structure as requested by the CEO or President of the Company from time to time.

         In the context of this Agreement, the terms financial, and consulting services are defined and understood to include, at this time, to endeavor to arrange for equity investments or other funding of up to $15 million. Strategica makes no representation or warranty as to the results of its services or the success the Company may achieve by reason of the advice provided by Strategica. During the period provided herein, Strategica will conduct negotiations on the Company's behalf with prospective investors. The Company is not obligated to accept any deal negotiated by Strategica.

         2. CONSULTING FEES. The Company hereby engages Strategica as its consultant and shall be responsible for, and shall pay in consideration for such on-going services, as part of its advisory services, as to any transaction provided, arranged or introduced by Strategica directly or indirectly, 5% in cash, of the gross amount of any equity or other funding and 10%, in stock, of any shares issued, and 10% in warrants of any warrants issued, as and when issued, by the Company for the equity investment or funding. The fees payable by the Company to any other financial advisor shall not reduce or otherwise affect any fee payable hereunder to Strategica. Furthermore, the fee arrangement, both cash and stock, shall apply to the exercise of any warrants issued as part of the transaction, as and when exercised.

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         3. TERM. The Term of this Agreement shall commence on the date hereof and continue for a term of 6 months. The Term of this Agreement shall be automatically extended to accommodate the successful conclusion of any good faith negotiations pursuant to the financings substantially described or for the outstanding period of any warrants issued with respect to any transaction. The provisions of this Paragraph shall survive termination of this agreement.

         4. NON-EXCLUSIVE. The consultative and advisory services to be rendered hereunder by Strategica shall be on a non-exclusive basis. Strategica may render to the Company similar and/or dissimilar services that may obtain from any other person, firm or corporation.

         5. COSTS AND EXPENSES. The Company shall reimburse Strategica for the cost of all reasonable and necessary out of pocket expenses incurred by Strategica in performing its services hereunder within ten (10) days after billing thereof. Fees and expenses in excess of $1,000 shall not be incurred prior to the Company's written approval.

         6. INDEMNIFICATION. The Company will indemnify and hold harmless, Strategica, its officers, directors, employees, agents, counsel, and controlling persons (each and "Indemnified Person") from and against any and all losses, claims, damages, liabilities, and expenses, joint or several or both (including all fees of counsel and expenses in connection with the preparation for or defense of any claim, action or proceeding), caused by or arising out of an Indemnified Person's action pursuant to this Agreement, except such losses, claims, damages, liabilities or expenses as are found in a final judgment of a court of competent jurisdiction to have resulted primarily from an Indemnified Person's willful misconduct. No Indemnified Person shall have any liability to the Company as a result of such claims, damages, or expenses except for those, which a final judgment of a court of competent jurisdiction determines were incurred as a result of such Indemnified Person's willful misconduct. The Company will promptly notify an Indemnified Person of the assertion against it or any other person of a claim or the commencement of any action or proceeding relating to transactions contemplated by this Agreement. The provisions contained herein relating to indemnification will survive any termination of this Agreement.

         7. NO PARTNERSHIP, NO AGENCY. Neither party to this Agreement is the agent, partner, employee or joint venturer of or with the other. Neither party shall act as any of the above for or on behalf of the other, nor in any manner assume or create any financial or other obligation on behalf of the other.

         8. SEVERABILITY. Nothing in this Agreement shall require the commission of any act or payment of any compensation which is contrary to any express

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provision of law or contrary to the policy of express law; and if there shall exist any conflict between any provision of this Agreement and any such law or policy, the latter shall prevail; and the provision or provisions of this Agreement as effected shall be curtailed, limited or eliminated to the extent (but only to the extent) necessary to remove such conflict; and as so modified, this Agreement shall continue in force and effect.

         9. NOTICES. All notices required or given under or in connection with this Agreement shall be given in writing by addressing the same at the following addresses:

If to Company:             Ray Willenberg, Jr.
                           New Visual Entertainment, Inc.
                           5920 Friars Rd.
                           Suite 104
                           San Diego, CA 92108
                           619-692-0333 phone
                           619-718-7446 fax

If to Strategica:          Jack Burstein
                           Strategica Services Corporation
                           701 Brickell Ave., Ste. 2500
                           Miami, Florida 33131
                           305-536-1440 phone
                           305-536-1486 fax

         or at such other addresses which one party from time to time may give the other by written notice and by the mailing of the same by registered or certified mail, return receipt requested, so addressed, postage prepaid, or by delivery of same, toll prepaid, to a telegraph or cable company, or by delivery of the same personally.

         10. OBLIGATIONS EXPRESSED. This Agreement contains the entire understanding of the parties and no other representation, promise or agreement, oral or otherwise shall be of any force and effect. The Company acknowledges that Isaac Winehouse and any of his affiliated entities was introduced to the Company by Strategica.

         11. MISCELLANEOUS PROVISIONS. The instrument sets forth the entire agreement between the parties hereto and may not be canceled, altered or amended except by an instrument in writing duly executed by both of the parties hereto. No waiver of any breach hereof in any one instance shall be deemed to be a waiver of any term or condition. This Agreement shall be construed and governed in accordance with the laws of the State of Florida and the parties agree that proper venue shall be in Miami Dade County, Florida. The parties waive trial by jury in the event of any dispute.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year above written.

NEW VISUAL ENTERTAINMENT, INC.

By:      /s/ Ray Willenberg, Jr.
    --------------------------------
Name: Ray Willenberg, Jr.
Title: President, CEO


STRATEGICA SERVICES CORPORATION


By:      /s/ Jack D. Burstein
    --------------------------------
Name: Jack D. Burstein
Title: Chairman & CEO

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